                                                                    EXHIBIT 99.1

April 16, 2003



                        REGIONS ANNOUNCES RECORD EARNINGS

BIRMINGHAM, Ala. - Regions Financial Corp. (NYSE:RF) today announced record earnings for the quarter ended March 31, 2003. Net income totaled $158.6 million or 71 cents per diluted share for the first quarter of 2003, an 8 percent increase per share over first quarter 2002 net income of $154.1 million or 66 cents per diluted share.

"We are very pleased to begin 2003 with a strong first quarter, building on the momentum we created throughout 2002," said Regions Chairman and CEO Carl E. Jones Jr. "We continue to benefit from our diversified revenue stream and increased ability to generate non-interest income through our brokerage and investment banking, asset management, insurance brokerage and mortgage banking divisions."

"Our community banking franchise continues to show the benefits of our sales-driven strategy to strengthen and deepen customer relationships in order to make them more profitable," Jones said.

The company's Morgan Keegan, mortgage banking and insurance operations continued their strong contributions to Regions' growth in the first quarter of 2003. The fixed-income capital markets business drove continued strong revenue and earnings growth at Morgan Keegan. Revenue growth of 10 percent resulted in net income of $16.4 million in the first quarter, a 30 percent increase over first quarter 2002 net income of $12.6 million. As the refinancing boom continued, single-family residential mortgage loan production from Regions' mortgage banking operations reached $2.2 billion for the quarter. Regions' insurance business also showed healthy revenue in first quarter 2003 of $19.8 million or 60 percent growth compared to first quarter 2002 revenue of $12.4 million.

Regions' community banking franchise demonstrated steady growth in the first quarter, both in loans and deposits. The core loan portfolio grew at an annualized rate of 4 percent, based on linked-quarter average balance comparisons. Regions' community bank deposits increased 3 percent in first quarter 2003 on a linked-quarter basis.

Net loan charge-offs continued to decline, totaling $19.0 million and measuring ..25 percent of average loans annualized in the first quarter of 2003, compared to .40 percent in the fourth quarter of 2002 and .36 percent for all of 2002. Regions' loan loss provision for the quarter ended March 31 totaled $31.5 million. "During the first quarter, we demonstrated continued strength in asset quality," Jones said. "Our balance sheet is well-positioned to endure the uncertainties of the current economic environment and world affairs."

Non-interest expense in the first quarter decreased $13.5 million compared to the fourth quarter of 2002, excluding the fourth quarter 2002 impairment charge on mortgage servicing rights and loss on the extinguishment of debt.

Regions Financial Corp., with $48.5 billion in assets, ranks among the 25 largest financial services companies in the nation. Serving customers throughout the South, it provides traditional commercial and retail banking services and other financial services in the fields of investment banking, asset management, trust, mutual funds, securities brokerage, insurance, leasing and mortgage banking. Its banking affiliate, Regions Bank, offers banking services online from its Web site at www.regions.com and from more than 680 banking offices in Alabama, Arkansas, Florida, Georgia, Louisiana, North Carolina, South Carolina, Tennessee and Texas. Regions provides investment and brokerage services from more than 140 offices of Morgan Keegan & Co. Inc., one of the South's largest investment firms. Regions ranks on both the Forbes 500 and Fortune 500 listings of America's largest companies; its common stock is traded on the New York Stock Exchange under the symbol RF.

                               Continued Next Page

April 16, 2003
Page Two

                        FINANCIAL HIGHLIGHTS (UNAUDITED)
                    (In thousands, except per share amounts)

                                               Three Months Ended
                                                    March 31
                                          ---------------------------
                                             2003            2002         Change
                                          -----------     -----------     ------
Earnings

Net income                                $   158,600     $   154,063        3%
Per share:
 Net income                               $      0.72     $      0.67        7%
 Net income-diluted                       $      0.71     $      0.66        8%
 Cash dividends declared                  $      0.30     $      0.29        3%

                                                    March 31
                                          ---------------------------
Financial Condition                          2003            2002         Change
                                          -----------     -----------     ------
Total assets                              $48,464,585     $44,245,980       10%
Loans, net of unearned income             $31,561,002     $30,751,645        3%
Securities                                $ 9,710,933     $ 7,853,241       24%
Total earning assets                      $44,138,068     $40,778,724        8%
Total deposits                            $32,369,375     $30,077,386        8%
Stockholders' equity                      $ 4,270,970     $ 4,087,076        4%
Stockholders' equity per share            $     19.25     $     17.79        8%

Selected Ratios

Return on average stockholders' equity         15.23%          15.31%
Return on average total assets                  1.34%           1.40%
Stockholders' equity to total assets            8.81%           9.24%
Allowance for loan losses as a percentage
  of loans, net of unearned income              1.42%           1.40%
Loans, net of unearned income, to
  total deposits                               97.50%         102.24%
Net charge-offs to average loans                0.25%           0.26%


For additional information, including supplemental financial information, refer to Regions' Form 8-K filed with the Securities and Exchange Commission on April 16, 2003, or visit Regions' Web site at www.regions.com. Regions' Investor Relations contact is Jenifer Goforth at 205/244-2823; Regions' Media contact is Kristi Lamont Ellis at 205/326-7179.

Statements made in this press release, other than those containing historical information, are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Act of 1995. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Regions cautions readers that results and events subject to forward-looking statements could differ materially due to the following factors: possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; the ability of Regions to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing of restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectibility of loans; the effects of changes in interest rates and other risks and factors identified in the company's filings with the Securities and Exchange Commission.

           FINANCIAL SUPPLEMENT TO FIRST QUARTER 2003 EARNINGS RELEASE

SUMMARY

Regions produced record net income for the first quarter of 2003 of $158.6 million or $.71 per diluted share, compared to $154.1 million or $.66 per diluted share for the first quarter of 2002 and $156.2 million or $.70 per diluted share for the fourth quarter of 2002.

The net interest margin declined 8 basis points (bps.) to 3.50% in the first quarter of 2003, compared to the prior quarter, as a result of lower interest rates and the securitization and sale of approximately $800 million in the fourth quarter of 2002 and $575 million in the first quarter of 2003 of indirect automobile loans. Excluding the impact of the securitizations, the net interest margin would have been approximately 3.54% for the first quarter of 2003. Net interest income decreased $12.7 million in the first quarter of 2003 compared to fourth quarter 2002 due to the decline in the net interest margin, partially offset by growth in earning assets.

Total loans increased 7.0% annualized, using linked-quarter average balances, primarily due to growth in commercial loans, real estate loans and lines of credit, partially offset by a decline in consumer loans. Average community banking loan balances grew 4.2% on a linked-quarter, annualized basis in the first quarter.

Total deposits increased $158.9 million in the first quarter based on linked-quarter average balances. Lower cost deposit balances increased $444.5 million, partially offset by declines in CDs and wholesale deposits.

The provision for loan losses in the first quarter of 2003 was $31.5 million compared to net charge-offs of $19.0 million. The reserve for loan losses as a percent of loans, net of unearned income increased from 1.41% at December 31, 2002 to 1.42% at March 31, 2003.

Net charge-offs declined to 0.25% of average loans on an annualized basis in the first quarter of 2003, compared to 0.40% in the fourth quarter of 2002 and 0.36% for all of 2002. One commercial loan charge-off accounted for approximately 25% of net charge-offs. Non-performing assets increased slightly to $339.6 million in the first quarter. Increases of $18 million in non-accrual loans (including the addition of an $11 million manufacturing loan) and $4 million in other real estate, offset by a small decrease in renegotiated loans, accounted for the change. Loans past due greater than 90 days increased $6.7 million.

Securities gains totaled $9.9 million in the first quarter of 2003.

Non-interest income (excluding securities gains) increased $54.9 million (20%) over the first quarter of 2002. The primary drivers of this change were our non-banking lines of business. Morgan Keegan's fixed income revenues remained strong, totaling $65.5 million in the first quarter of 2003 versus $49.5 million in the first quarter of 2002 and $71.2 million in the fourth quarter of 2002. Regions' mortgage servicing and origination fees totaled $28.2 million, an increase of $3.5 million over the first quarter of 2002 but a slight decrease of $1.6 million compared to the fourth

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2003 EARNINGS RELEASE
PAGE 2


quarter of 2002. Net income attributable to mortgage banking increased $9 million or 69% over the first quarter of 2002 but declined $6 million (net of a $17 million provision for mortgage servicing rights impairment) from the fourth quarter of 2002. Regions insurance business produced revenues of $19.8 million, an increase of 60% over first quarter 2002 and an annualized increase of 33% over fourth quarter 2002. Net income from insurance subsidiaries increased by $1.7 million compared to first quarter 2002 and $700 thousand compared to fourth quarter 2002.

Non-interest expense (excluding $17 million in impairment on mortgage servicing rights and a $5.2 million charge related to the extinguishment of Federal Home Loan Bank advances in the fourth quarter of 2002) declined 12% on a linked-quarter basis. These declines were due to reductions in all categories of non-interest expense including salaries and incentives expense, net occupancy expense, furniture and equipment expense, and other areas of non-interest expense.

BALANCE SHEET CHANGES

Using linked-quarter average balances, average total loans grew 7.0% annualized, primarily due to growth in commercial loans, real estate loans and equity asset lines, partially offset by a decline in consumer loans. The addition to Regions' loan portfolio of wholesale mortgages from its subsidiaries has contributed to the increase in real estate loans. Community bank average loan balances grew 4.2% on a linked-quarter, annualized basis. Compared to the first quarter of 2002, loans, net of acquisitions and the effects of Regions' securitization of indirect auto loans, grew 5.7%.

At September 30, 2002, Regions classified approximately $1.1 billion of its indirect auto loan portfolio as available for sale. During the fourth quarter of 2002 and the first quarter of 2003, Regions securitized and sold approximately $800 and $575 million, respectively, of indirect consumer auto loans classified as held for sale. At March 31, 2003, there were approximately $65 million in indirect auto loans held for sale.

The following table includes a distribution of Regions' loan portfolio.

Loan Portfolio (period end data)

                           First Quarter    Second Quarter     Third Quarter     Fourth Quarter     First Quarter
($ amounts in thousands)       2002              2002              2002               2002              2003
------------------------   ------------     --------------     -------------     --------------     -------------
Commercial                  $10,047,659       $10,414,685       $10,843,901        $11,080,812       $10,987,725
Residential Mortgages         8,597,748         8,280,718         7,872,982          7,978,284         7,832,514
Other Real Estate Loans       3,851,239         4,017,136         4,259,622          4,497,486         5,199,901
Construction                  3,635,556         3,638,088         3,663,580          3,603,820         3,636,628
Branch Installment            1,680,452         1,690,493         1,674,325          1,632,443         1,550,386
Indirect Installment          1,349,760         1,496,196           491,321            375,438           393,890
Consumer Lines of Credit      1,029,961         1,120,240         1,174,465          1,219,286         1,330,412
Student Loans                   559,270           564,279           592,120            598,205           629,546
                            -----------       -----------       -----------        -----------       -----------
                            $30,751,645       $31,221,835       $30,572,316        $30,985,774       $31,561,002
                            ===========       ===========       ===========        ===========       ===========

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2003 EARNINGS RELEASE
PAGE 3


Average earning assets increased 2.9% on a linked-quarter annualized basis due primarily to growth in the commercial and real estate loan portfolios, combined with higher agency security balances and trading account balances, partially offset by declines in margin receivables and loans held for sale.

Total deposits increased $158.9 million, or 2.0%, annualized, based on linked-quarter average balances. Average non-interest-bearing deposits, interest-bearing checking, money market and savings accounts reflected an increase of $444.5 million based on linked-quarter average balances. Certificates of deposit declined approximately $196.6 million, based on linked-quarter average balances, due to our continued efforts to price these deposits less aggressively. Average community banking deposits, which exclude wholesale deposit funding sources, increased $225 million, or 3.2% annualized, during the first quarter. Average wholesale deposit funding sources decreased $66 million, based on linked-quarter average balances.

OPERATING PERFORMANCE

Total revenues (defined as net interest income plus non-interest income, excluding securities transactions) increased $45.1 million over first quarter 2002, but declined $18.6 million on a linked quarter basis.

Net interest income decreased $9.9 million, but non-interest income, excluding securities gains, increased $54.9 million compared to the first quarter of 2002. On a linked quarter comparison to the fourth quarter of 2002, net interest income decreased $12.7 million and non-interest income, excluding securities gains, decreased $6.0 million in the first quarter of 2003. The decline in net interest income from first quarter and the fourth quarter of 2002 results from continued compression in net interest margin due to falling interest rates, partially offset by increases in earning assets. The yield on interest-earning assets declined 31 basis points in the first quarter, while the rate on interest-bearing liabilities declined 24 basis points, compared to the prior quarter. Current modeling indicates that Regions' net interest margin should remain relatively flat in the second quarter of 2003, assuming no further changes in market interest rates. Regions remains in a slightly asset-sensitive position at the end of the first quarter of 2003.

Non-interest income (excluding securities transactions) increased $54.9 million in the first quarter of 2003 compared to the first quarter of 2002 due to increases in all categories of non-interest income. Non-interest income (excluding securities transactions) declined $6.0 million on a linked-quarter basis as a result of a slight decline in revenues for both Morgan Keegan and mortgage banking, partially offset by a record quarter in the insurance business. Brokerage and investment fees increased $12.2 million over the first quarter of 2002 due to strong growth in the fixed income markets over the course of 2002 and decreased $15.2 million compared to the fourth quarter of 2002 due to reduced transaction levels in the first quarter. Trust department income increased $1.4 million and $2.1 million compared to first quarter 2002 and fourth quarter 2002, respectively. Service charges on deposit accounts increased $3.7 million in first quarter 2003 over first quarter 2002 and decreased $2.5 million compared to the fourth quarter of 2002. Mortgage servicing and origination fees increased $3.5 million compared to first quarter 2002 due to the significant mortgage activity

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2003 EARNINGS RELEASE
PAGE 4


resulting from the historically low interest rate environment over the past twelve months. Mortgage servicing and origination fees declined $1.6 million compared to the fourth quarter, due to a slight decrease in production levels and fewer loans serviced. Single-family mortgage production was $2.2 billion in the first quarter of 2003, compared to $2.3 billion in fourth quarter 2002. Regions' mortgage servicing portfolio totaled $17.1 billion at March 31, 2003, compared to $17.3 billion at December 31, 2002. Other non-interest income increased $34.2 million compared to first quarter 2002 due to recording marketing gains in our mortgage banking business, the gain on sale of securitized auto loans, increases in insurance premium income and other miscellaneous income items. Other non-interest income increased $11.3 million over the fourth quarter of 2002 due primarily to strong performance by insurance operations and higher gains resulting from mortgage banking activities, partially offset by declines in derivative income. Gains on sales of securitized indirect auto loans included in non-interest income were $6.8 million and $7.5 million in the first quarter of 2003 and the fourth quarter of 2002, respectively.

Securities gains totaled $9.9 million in the first quarter of 2003, resulting from the sale of approximately $215 million in bullet agency securities late in the first quarter.

Total non-interest expense decreased $35.7 million, compared to fourth quarter 2002. The largest portion of this decrease was due to a $5.2 million charge related to the prepayment of $250 million of Federal Home Loan Bank advances and a $17.0 million mortgage servicing rights (MSR) impairment charge, both taken in the fourth quarter. Excluding these amounts, non-interest expenses decreased $13.5 million or 11.7% on a linked-quarter annualized basis. Salaries and employee benefits decreased $8.0 million due to lower commissions and incentives primarily related to lower production volumes in the brokerage and mortgage banking areas. Net occupancy expense and furniture and equipment expense declined $3.0 million in the first quarter of 2003 from fourth quarter 2002 levels. Other non-interest expense decreased $2.4 million from fourth quarter levels, excluding the prepayment and MSR impairment charges. In the first quarter of 2003, total non-interest expense increased $45.8 million over the first quarter of 2002. Salaries and benefits made up $35.3 million of the increase. Also included were an increase in net occupancy expense of $3.2 million and a decline in furniture and equipment expense of $1.8 million. Amortization of mortgage servicing rights increased $6.7 million and loan origination and foreclosure expense increased $4.3 million as a result of the increase in mortgage banking activity.

At March 31, 2003, Regions had capitalized mortgage servicing assets of $110.8 million (net of a $40.5 million valuation allowance). Regions capitalized mortgage servicing assets represent 65 basis points of Regions' servicing portfolio.

Pension expense increased $2.2 million over fourth quarter 2002 due to changes in the expected rate of return on assets from 9.5% to 8.5%.

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2003 EARNINGS RELEASE
PAGE 5


The following table illustrates the trends in operating expenses between the fourth quarter of 2002 and first quarter of 2003.

Non-Interest Expense Comparison

                                                  MSR
                                              Impairment      Fourth
                                   Fourth      and debt       Quarter       First
                                  Quarter     prepayment      2002 as      Quarter                    Annualized
($ amounts in thousands)            2002        charge       adjusted        2003        $ Change      % Change
                                 ---------    ----------    ----------    ----------    ----------    ----------
Salaries and employee benefits    $280,660     $     --      $280,660      $272,619      $ (8,041)      (11.5)%
Net occupancy and furniture &
   equipment expense                49,008           --        49,008        46,024        (2,984)      (24.4)%
Other non-interest expense         154,174      (22,200)      131,974       129,531        (2,443)       (7.4)%
                                  --------     --------      --------      --------      --------
  Total non-interest expense      $483,842     $(22,200)     $461,642      $448,174      $(13,468)       (11.7)%
                                  ========     ========      ========      ========      ========

The provision for loan losses in the first quarter of 2003 was $31.5 million or 0.40% annualized of average loans. Net loan charge-offs for the first quarter were $19.0 million (0.25% of average loans annualized), compared to $31.1 million (0.40% of average loans annualized) in the fourth quarter of 2002 and $19.6 million (0.26% of average loans annualized) in the first quarter of 2002. In light of management's assessment of economic conditions and inherent losses associated with loans originated in the first quarter of 2003, Regions' allowance for loan losses was increased to $449.7 million at March 31, 2003, compared to $437.2 million at December 31, 2002, and $429.6 million at March 31, 2002. The allowance for loan losses as a percentage of loans (net of unearned income) was 1.42% at March 31, 2003, compared to 1.41% at December 31, 2002.

Non-performing assets increased during the first quarter of 2003. Total non-performing assets at March 31, 2003, were $339.6 million or 1.07% of loans and other real estate, an increase of $21.2 million from the $318.4 million or 1.03% of loans and other real estate at December 31, 2002. This increase is attributable to an $18.0 million increase in non-accrual loans primarily related to commercial credits, including a single manufacturing credit of $11.3 million. As of March 31, 2003, renegotiated loans and other real estate totaled $31.5 million and $63.6 million, respectively compared to $32.3 million and $59.6 million, respectively, at December 31, 2002. Non-accrual loans totaled $244.5 million at March 31, 2003, compared to $226.5 million at December 31, 2002. Loans past due 90 days or more totaled $45.2 million compared to $38.5 million at December 31, 2002. Regions' coverage ratio of the allowance for loan losses to non-performing loans was 163% at March 31, 2003, compared to 169% at December 31, 2002, and 134% at March 31, 2002.

Regions' non-performing loan portfolio is composed primarily of a number of small to medium-sized loans that are diversified geographically throughout its franchise. The 25 largest non-accrual loans range from $1.0 million to $11.3 million, with only one loan greater than $10 million. These loans are widely disbursed among a number of industries and are generally highly collateralized. Of the total $244.5 million in non-accrual loans at March 31, 2003, approximately $78.5 million (32.1% of total non-accruing loans) are secured by single-family residences, which historically have had very low levels of losses.

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2003 EARNINGS RELEASE
PAGE 6


Management considers the current level of the allowance for loan losses adequate to absorb possible losses from loans in the portfolio. Management's determination of the adequacy of the allowance for loan losses requires the use of judgments and estimates that may change in the future. Unfavorable changes in the factors used by management to determine the adequacy of the reserve, or the availability of new information, could cause the allowance for loan losses to be increased or decreased in future periods.

MORGAN KEEGAN PERFORMANCE

(Note that all 2002 Morgan Keegan information has been restated to include Regions Morgan Keegan Trust's financial results.)

Morgan Keegan's net income totaled $16.4 million for the quarter ended March 31, 2003. Compared to the first quarter of 2002, Morgan Keegan's net income increased $3.8 million, due primarily to higher commissions and fees in the fixed-income division. In the first quarter of 2003, revenue associated with the fixed-income division increased $19.2 million or 48.5% compared to the first quarter of 2002. Revenue associated with the private client, equity and trust divisions declined $3.9 million, $1.6 million and $0.9 million, respectively, compared to the first quarter of 2002. Total revenues for Morgan Keegan during the first quarter of 2003, first quarter of 2002, and the fourth quarter of 2002 were $159.9 million, $144.7 million, and $175.3 million, respectively.

On a linked-quarter basis, Morgan Keegan's overhead decreased $8.7 million compared to the previous quarter, due primarily to lower commissions and incentives.

The total number of financial advisors at Morgan Keegan is approximately 915, and approximately 13,400 new customer accounts were opened during the first quarter. Total customer assets were approximately $33.0 billion at March 31, 2003, up from approximately $32.7 billion at December 31, 2002.

Morgan Keegan
Breakout of Revenue by Division
                                              Fixed-
                                              income     Equity     Regions
                                 Private     Capital     Capital      MK       Investment    Interest
($ amounts in thousands)         Client       Market     Markets     Trust      Advisory     & Other
-----------------------          --------    --------    -------    -------    ----------    --------
THREE MONTHS ENDED
MARCH 31, 2003:
$ amount of revenue              $40,720     $65,546     $ 9,673    $15,158      $14,802     $13,963
% of gross revenue                  25.5%       41.0%        6.1%       9.5%         9.3%        8.6%

THREE MONTHS ENDED
DECEMBER  31, 2002:
$ amount of revenue              $44,017     $71,179     $13,588    $15,406      $15,622     $15,467
% of gross revenue                  25.1%       40.6%        7.8%       8.8%         8.9%        8.8%

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2003 EARNINGS RELEASE
PAGE 7


The following table shows the components of revenue contributed by Morgan Keegan for the three months ended March 31, 2003, December 31, 2002, and March 31, 2002.

Morgan Keegan
Summary Income Statement
                                  Three months       Three months         Three months
                                      Ended             Ended                Ended          % Change from      % Change from
($ amounts in thousands)         March 31, 2003    December 31, 2002    March 31, 2002    December 31, 2002    March 31, 2002
------------------------         --------------    -----------------    --------------    -----------------    --------------
Revenues:
  Commissions                       $ 34,175           $ 38,589            $ 32,496            (11.4)                5.2%
  Principal transaction               68,015             66,125              54,642              2.9                24.5
  Investment banking                  12,184             22,497              14,765            (45.8)              (17.5)
  Interest                            12,925             12,960              12,081              (.3)                7.0
  Trust fees and services             15,158             15,407              16,082             (1.6)               (5.7)
  Investment advisory                 13,616             15,497              11,598            (12.1)               17.4
  Other                                3,790              4,204               3,070             (9.8)               23.4
                                    --------           --------            --------            -----               -----
     Total revenues                  159,863            175,279             144,734             (8.8)               10.5


Expenses:
  Interest expense                     7,517              6,679               6,452             12.5                16.5
  Non-interest expense               126,226            135,747             118,397             (7.5)                6.6
                                    --------           --------            --------            -----               -----
     Total expenses                  133,743            142,426             124,849             (6.1)                7.1
Income before income taxes            26,120             32,853              19,885            (20.5)               31.4
Income taxes                           9,687             12,277               7,289            (21.1)               32.9
                                    --------           --------            --------            -----               -----
Net income                          $ 16,433           $ 20,576            $ 12,596            (20.1)               30.5%
                                    ========           ========            ========            =====               =====

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2003 EARNINGS RELEASE
PAGE 8


ACQUISITION ACTIVITY

Acquisitions completed since March 31, 2002, include the following (in thousands):

                                                                  Total       Total      Accounting
Date            Company Acquired                Total Assets      Loans      Deposits      Method      Offices
----            ------------------------------  ------------    ---------    --------    ----------    -------
April 2002      Brookhollow Bancshares, Inc.,     $166,916       $ 69,144    $154,451     Purchase         4
                headquartered in Dallas, Texas

May 2002        Independence Bank, National       $112,408       $ 86,867    $ 98,508     Purchase         3
                Association, headquartered in
                Houston, Texas
                                                  --------       --------    --------                    ---
                Totals                            $279,324       $156,011    $252,959                      7
                                                  ========       ========    ========                    ===

At March 31, 2003, Regions had no pending acquisitions.

STOCK BUYBACK PROGRAM

No shares were repurchased in the first quarter under Regions' general buyback program. To date, Regions has repurchased approximately 9.4 million shares under its 12 million-share general buyback authorization.

FORWARD-LOOKING STATEMENTS

The information contained in this press release may include forward-looking statements that reflect Regions' current views with respect to future events and financial performance. Regions' management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on these statements as they are based only on current expectations and general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Such forward-looking statements are made in good faith by Regions pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

The words "believe," "expect," "anticipate," "project," and similar expressions signify forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements made by or on behalf of Regions. Any such statement speaks only as of the date the statement was made. Regions undertakes no obligation to update or revise any forward-looking statements.

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2003 EARNINGS RELEASE
PAGE 9


Some factors that may affect the accuracy of our projections apply generally to the financial services industry, including: (a) the easing of restrictions on participants in the financial services industry, such as banks, securities brokers and dealers, investment companies, and finance companies, may increase our competitive pressures; (b) possible changes in interest rates may increase our funding costs and reduce our earning asset yields, thus reducing our margins; (c) possible changes in general economic and business conditions in the United States and the South, in general, and in the communities we serve, in particular, may lead to a deterioration in credit quality, thereby increasing our provisioning costs, or a reduced demand for credit, thereby reducing our earning assets; (d) the existence or exacerbation of general geopolitical instability and uncertainty, including the threat of acts of terror or the escalation of hostilities; (e) possible changes in trade, monetary and fiscal policies, laws, and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on our business; and (f) possible changes in consumer and business spending and saving habits could have an effect on our ability to grow our assets and to attract deposits.

Other factors that may affect the accuracy of our projections are specific to Regions, including: (i) the cost and other effects of material contingencies, including litigation contingencies; (ii) our ability to expand into new markets and to maintain profit margins in the face of pricing pressures; (iii) our ability to keep pace with technological changes; (iv) our ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions' customers and potential Regions customers; (v) our ability to effectively manage interest rate risk and other market risk, credit risk and operational risk; (vi) our ability to manage fluctuations in the value of our assets and liabilities and off-balance sheet exposures so as to maintain sufficient capital and liquidity to support our business; and (vii) our ability to achieve the earnings expectations related to the businesses that we have recently acquired or may acquire in the future, which in turn depends on a variety of factors, including: our ability to achieve anticipated cost savings and revenue enhancements with respect to acquired operations; the assimilation of acquired operations to the Regions corporate culture, including the ability to instill our credit practices and efficient approach to acquired operations; and the continued growth of the markets that the acquired entities serve, consistent with recent historical experience.

Regions' Investor Relations contact is Jenifer M. Goforth at (205) 244-2823; Regions' Media contact is Kristi Lamont Ellis at (205) 326-7179.

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CONDITION
(Dollar Amounts in Thousands)

                                        3/31/01       6/30/01       9/30/01       12/31/01      3/31/02
                                      -----------   -----------   -----------   -----------   -----------
ASSETS
Cash and due from banks               $ 1,043,984   $ 1,053,195   $ 1,103,077   $ 1,239,598   $   961,035
Interest-bearing deposits in other
   banks                                1,095,419       906,987       982,838       667,186       251,668
Securities held to maturity                44,864        32,745        32,757        34,050        34,513
Securities available for                8,484,278     7,680,342     8,223,851     7,813,109     7,818,728
   sale
Trading account assets                    601,374       554,059       605,376       741,896       691,183
Loans held for sale                       466,614       601,838       452,613       890,193       466,073
Federal funds sold and securities
   purchased under agreement to
   resell                                 241,382       345,598       189,043        92,543       199,051
Margin receivables                        523,118       550,749       595,624       523,941       565,863
Loans                                  31,214,746    31,057,354    31,128,869    31,136,977    31,002,399
Unearned income                           (91,506)      (94,401)     (218,026)     (251,629)     (250,754)
                                      -----------   -----------   -----------   -----------   -----------
      Loans, net of                    31,123,240    30,962,953    30,910,843    30,885,348    30,751,645
         unearned income
Allowance for loan losses                (381,570)     (384,324)     (386,471)     (419,167)     (429,577)
                                      -----------   -----------   -----------   -----------   -----------
      Net Loans                        30,741,670    30,578,629    30,524,372    30,466,181    30,322,068
Premises and equipment                    624,841       621,792       623,103       647,176       644,264
Interest receivable                       310,474       291,590       286,584       249,630       236,423
Due from customers on                     107,472        69,679        44,269        63,854        70,039
   acceptances
Other assets                            1,857,745     1,851,886     2,020,506     1,953,355     1,985,072
                                      -----------   -----------   -----------   -----------   -----------
                                      $46,143,235   $45,139,089   $45,684,013   $45,382,712   $44,245,980
                                      ===========   ===========   ===========   ===========   ===========
LIABILITIES AND STOCKHOLDERS'
   EQUITY
Deposits
   Non-interest-bearing               $ 4,420,949   $ 4,650,209   $ 4,655,075   $ 5,085,337   $ 4,875,805
   Interest-bearing                    26,761,914    26,509,073    25,918,116    26,462,986    25,201,581
                                      -----------   -----------   -----------   -----------   -----------
      Total Deposits                   31,182,863    31,159,282    30,573,191    31,548,323    30,077,386
Borrowed funds:
   Short-term borrowings:
      Federal funds purchased and
         securities sold under
         agreement to repurchase        2,548,869     1,939,036     2,817,611     1,803,177     2,277,608
      Commercial paper                     49,435        27,750        27,750        27,750        26,750
      Other short-term borrowings       2,264,254     2,392,543     2,315,063     2,267,473     2,146,743
                                      -----------   -----------   -----------   -----------   -----------
         Total Short-term Borrowings    4,862,558     4,359,329     5,160,424     4,098,400     4,451,101
    Long-term borrowings                5,220,594     4,936,855     4,810,542     4,747,674     4,711,218
                                      -----------   -----------   -----------   -----------   -----------
      Total Borrowed Funds             10,083,152     9,296,184     9,970,966     8,846,074     9,162,319
Bank acceptances outstanding              107,472        69,679        44,269        63,854        70,039
Other liabilities                         968,289       787,584     1,146,792       888,696       849,160
                                      -----------   -----------   -----------   -----------   -----------
      Total Liabilities                42,341,776    41,312,729    41,735,218    41,346,947    40,158,904

Stockholders' equity:
   Common stock                           142,825       143,209       143,275       143,801       144,272
   Surplus                              1,214,063     1,227,186     1,228,574     1,252,809     1,268,327
   Undivided profits                    2,397,684     2,446,779     2,518,202     2,591,962     2,679,307
   Treasury Stock                               0       (43,398)      (52,508)            0       (37,553)
   Unearned restricted stock               (6,098)      (13,899)      (12,511)      (11,234)      (19,470)
   Accumulated other comprehensive
      income (loss)                        52,985        66,483       123,763        58,427        52,193
                                      -----------   -----------   -----------   -----------   -----------
      Total Stockholders' Equity        3,801,459     3,826,360     3,948,795     4,035,765     4,087,076
                                      -----------   -----------   -----------   -----------   -----------
                                      $46,143,235   $45,139,089   $45,684,013   $45,382,712   $44,245,980
                                      ===========   ===========   ===========   ===========   ===========

                                        6/30/02       9/30/02       12/31/02      03/31/03
                                      -----------   -----------   -----------   -----------
ASSETS
Cash and due from banks               $   938,871   $ 1,220,392   $ 1,577,536   $ 1,216,597
Interest-bearing deposits in other
   banks                                  271,990       226,252       303,562       185,554
Securities held to maturity                34,785        34,938        32,909        30,919
Securities available for                8,533,371     8,938,255     8,961,691     9,680,014
   sale
Trading account assets                    874,709       890,089       785,992       889,628
Loans held for sale                       447,475     1,870,875     1,497,849       971,312
Federal funds sold and securities
   purchased under agreement to
   resell                                 602,972       245,684       334,788       371,098
Margin receivables                        536,245       515,228       432,337       448,541
Loans                                  31,471,671    30,822,448    31,230,268    31,799,866
Unearned income                          (249,836)     (250,131)     (244,494)     (238,864)
                                      -----------   -----------   -----------   -----------
      Loans, net of                    31,221,835    30,572,317    30,985,774    31,561,002
         unearned income
Allowance for loan losses                (432,624)     (435,798)     (437,164)     (449,704)
                                      -----------   -----------   -----------   -----------
      Net Loans                        30,789,211    30,136,519    30,548,610    31,111,298
Premises and equipment                    644,584       642,376       638,031       628,473
Interest receivable                       241,932       230,397       242,088       224,016
Due from customers on                      53,844        36,064        60,320        71,391
   acceptances
Other assets                            2,176,458     2,406,427     2,523,127     2,635,744
                                      -----------   -----------   -----------   -----------
                                      $46,146,447   $47,393,496   $47,938,840   $48,464,585
                                      ===========   ===========   ===========   ===========
LIABILITIES AND STOCKHOLDERS'
   EQUITY
Deposits
   Non-interest-bearing               $ 4,876,717   $ 5,062,053   $ 5,147,689   $ 5,287,382
   Interest-bearing                    26,151,897    27,112,736    27,778,512    27,081,993
                                      -----------   -----------   -----------   -----------
      Total Deposits                   31,028,614    32,174,789    32,926,201    32,369,375
Borrowed funds:
   Short-term borrowings:
      Federal funds purchased and
         securities sold under
         agreement to repurchase        2,496,069     2,551,283     2,203,261     3,397,335
      Commercial paper                     26,750        24,750        17,250        17,250
      Other short-term borrowings       2,380,834     2,057,264     1,864,946     1,817,000
                                      -----------   -----------   -----------   -----------
         Total Short-term Borrowings    4,903,653     4,633,297     4,085,457     5,231,585
    Long-term borrowings                5,369,468     5,543,753     5,386,109     5,392,132
                                      -----------   -----------   -----------   -----------
      Total Borrowed Funds             10,273,121    10,177,050     9,471,566    10,623,717
Bank acceptances outstanding               53,844        36,064        60,320        71,391
Other liabilities                         853,274       921,738     1,302,331     1,129,132
                                      -----------   -----------   -----------   -----------
      Total Liabilities                42,208,853    43,309,641    43,760,418    44,193,615

Stockholders' equity:
   Common stock                           144,547       144,811       138,336       138,686
   Surplus                              1,276,918     1,284,365       936,958       950,699
   Undivided profits                    2,768,357     2,860,604     2,952,657     3,044,708
   Treasury Stock                        (358,199)     (358,199)            0             0
   Unearned restricted stock              (17,522)      (15,441)      (13,620)      (20,236)
   Accumulated other comprehensive
      income (loss)                       123,493       167,715       164,091       157,113
                                      -----------   -----------   -----------   -----------
      Total Stockholders' Equity        3,937,594     4,083,855     4,178,422     4,270,970
                                      -----------   -----------   -----------   -----------
                                      $46,146,447   $47,393,496   $47,938,840   $48,464,585
                                      ===========   ===========   ===========   ===========

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(Dollar Amounts in Thousands)

                                         3/31/01     6/30/01      9/30/01     12/31/01    3/31/02
                                        ---------   ---------    ---------   ---------   ---------
Interest Income:
   Interest and fees on loans           $ 661,571   $ 634,945    $ 606,811   $ 555,176   $ 512,435
   Interest on securities:
      Taxable interest income             127,082     110,720      104,008     104,109      95,382
      Tax-exempt interest income           10,278      10,510       10,151       9,495       8,666
                                        ---------   ---------    ---------   ---------   ---------
      Total Interest on Securities        137,360     121,230      114,159     113,604     104,048
   Interest on loans held for sale          6,856      11,391       11,556      11,937      12,816
   Interest on margin receivables              --       7,811        7,187       5,733       4,970
   Income on federal funds sold and
      securities purchased under
      agreement to resell                     522       7,461        6,250       3,657       1,616
   Interest on time deposits in
      other banks                             770       4,859        4,028       1,426         211
   Interest on trading account assets         189       6,723        6,104       6,321       5,480
                                        ---------   ---------    ---------   ---------   ---------
      Total Interest Income               807,268     794,420      756,095     697,854     641,576

Interest Expense:
   Interest on deposits                   338,107     306,065      276,597     214,926     173,422
   Interest on short-term borrowings       48,808      57,952       45,907      35,441      29,986
   Interest on long-term borrowings        73,219      79,251       77,779      76,092      68,382
                                        ---------   ---------    ---------   ---------   ---------
      Total Interest Expense              460,134     443,268      400,283     326,459     271,790
                                        ---------   ---------    ---------   ---------   ---------
      Net Interest Income                 347,134     351,152      355,812     371,395     369,786
Provision for loan losses                  28,500      28,990       30,000      77,912      30,000
                                        ---------   ---------    ---------   ---------   ---------
      Net Interest Income After
         Provision for Loan Losses        318,634     322,162      325,812     293,483     339,786

Non-Interest Income:
   Brokerage and investment banking        10,330     117,660      110,430     120,554     112,855
   Trust department income                 14,986      15,098       13,749      12,848      15,747
   Service charges on deposit
      accounts                             63,273      66,939       67,190      69,861      66,034
   Mortgage servicing and origination
      fees                                 21,200      24,431       21,924      29,527      24,679
   Securities gains (losses)                  474          (7)       4,534      27,105       1,856
   Other                                   37,158      51,749       46,398      57,370      57,437
                                        ---------   ---------    ---------   ---------   ---------
      Total Non-Interest Income           147,421     275,870      264,225     317,265     278,608

Non-Interest Expense:
   Salaries and employee benefits         159,391     251,223      230,922     238,152     237,362
   Net occupancy expense                   18,508      22,468       22,950      22,975      22,548
   Furniture and equipment expense         17,727      22,557       22,989      24,454      22,100
   Other                                   97,746     139,962      121,800     133,097     120,350
                                        ---------   ---------    ---------   ---------   ---------
      Total Non-Interest Expense          293,372     436,210      398,661     418,678     402,360
                                        ---------   ---------    ---------   ---------   ---------
      Income Before Income Taxes          172,683     161,822      191,376     192,070     216,034
Applicable income taxes                    49,931      49,023       56,177      53,886      61,971
                                        ---------   ---------    ---------   ---------   ---------
      Net Income                        $ 122,752   $ 112,799    $ 135,199   $ 138,184   $ 154,063
                                        =========   =========    =========   =========   =========


                                         6/30/02     9/30/02     12/31/02   03/31/03
                                        ---------   ---------   ---------   ---------
Interest Income:
   Interest and fees on loans           $ 506,410   $ 502,923   $ 464,435   $ 437,897
   Interest on securities:
      Taxable interest income             101,419     104,479      99,425      95,370
      Tax-exempt interest income            7,402       7,053       6,846       6,433
                                        ---------   ---------   ---------   ---------
      Total Interest on Securities        108,821     111,532     106,271     101,803
   Interest on loans held for sale          9,376      12,146      32,275      23,348
   Interest on margin receivables           5,061       4,951       4,297       3,874
   Income on federal funds sold and
      securities purchased under
      agreement to resell                   2,251       2,530       1,980       2,029
   Interest on time deposits in
      other banks                              71         120          86          48
   Interest on trading account assets       6,729       6,492       6,656       6,987
                                        ---------   ---------   ---------   ---------
      Total Interest Income               638,719     640,694     616,000     575,986

Interest Expense:
   Interest on deposits                   165,231     162,493     151,619     134,847
   Interest on short-term borrowings       32,236      33,953      32,081      27,633
   Interest on long-term borrowings        66,161      64,103      59,734      53,603
                                        ---------   ---------   ---------   ---------
      Total Interest Expense              263,628     260,549     243,434     216,083
                                        ---------   ---------   ---------   ---------
      Net Interest Income                 375,091     380,145     372,566     359,903
Provision for loan losses                  30,000      35,000      32,500      31,500
                                        ---------   ---------   ---------   ---------
      Net Interest Income After
         Provision for Loan Losses        345,091     345,145     340,066     328,403

Non-Interest Income:
   Brokerage and investment banking       123,296     123,294     140,240     125,027
   Trust department income                 15,807      15,605      15,038      17,106
   Service charges on deposit
      accounts                             68,943      70,581      72,249      69,725
   Mortgage servicing and origination
      fees                                 23,283      26,863      29,834      28,228
   Securities gains (losses)                1,928      22,642      25,228       9,898
   Other                                   57,443      67,696      80,300      91,605
                                        ---------   ---------   ---------   ---------
      Total Non-Interest Income           290,700     326,681     362,889     341,589

Non-Interest Expense:
   Salaries and employee benefits         250,283     258,264     280,660     272,619
   Net occupancy expense                   23,964      25,093      26,319      25,712
   Furniture and equipment expense         23,167      22,862      22,689      20,312
   Other                                  123,659     146,232     154,174     129,531
                                        ---------   ---------   ---------   ---------
      Total Non-Interest Expense          421,073     452,451     483,842     448,174
                                        ---------   ---------   ---------   ---------
      Income Before Income Taxes          214,718     219,375     219,113     221,818
Applicable income taxes                    61,592      62,896      62,879      63,218
                                        ---------   ---------   ---------   ---------
      Net Income                        $ 153,126   $ 156,479   $ 156,234   $ 158,600
                                        =========   =========   =========   =========


REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
(Dollar Amounts in Thousands)

                                     3/31/01    6/30/01    9/30/01   12/31/01    3/31/02    6/30/02    9/30/02   12/31/02   03/31/03
                                    --------   --------   --------   --------   --------   --------   --------   --------   --------
Average shares outstanding--during
   quarter                           214,872    227,603    227,657    228,618    229,958    224,878    221,282    221,257    221,604
Average shares outstanding--during
   quarter, diluted                  216,648    230,422    230,383    230,610    233,165    229,112    224,438    223,976    224,059
Actual shares outstanding--end of
   quarter                           228,520    227,634    227,410    230,081    229,684    221,054    221,476    221,337    221,898
Net income per share                $   0.57   $   0.50   $   0.59   $   0.60   $   0.67   $   0.68   $   0.71   $   0.71   $   0.72
Net income per share,               $   0.57   $   0.49   $   0.59   $   0.60   $   0.66   $   0.67   $   0.70   $   0.70   $   0.71
diluted
Dividends per share                 $   0.28   $   0.28   $   0.28   $   0.28   $   0.29   $   0.29   $   0.29   $   0.29   $   0.30

Taxable equivalent net interest
   income                           $368,365   $373,008   $378,177   $394,499   $388,104   $392,856   $397,668   $391,876   $376,986

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(Dollar Amounts in Thousands)

                                                            Three Months Ended
                                                                 March 31
                                                          ----------------------
                                                            2003          2002
                                                          --------      --------
Interest Income:
   Interest and fees on loans                             $437,897      $512,435
   Interest on securities:
      Taxable interest income                               95,370        95,382
      Tax-exempt interest income                             6,433         8,666
                                                          --------      --------
      Total Interest on Securities                         101,803       104,048
   Interest on loans held for sale                          23,348        12,816
   Interest on margin receivables                            3,874         4,970
   Income on federal funds sold and
      securities purchased under agreement
      to resell                                              2,029         1,616
   Interest on time deposits in other banks                     48           211
   Interest on trading account assets                        6,987         5,480
                                                          --------      --------
      Total Interest Income                                575,986       641,576

Interest Expense:
   Interest on deposits                                    134,847       173,422
   Interest on short-term borrowings                        27,633        29,986
   Interest on long-term borrowings                         53,603        68,382
                                                          --------      --------
      Total Interest Expense                               216,083       271,790
                                                          --------      --------
      Net Interest Income                                  359,903       369,786

Provision for loan losses                                   31,500        30,000
                                                          --------      --------
      Net Interest Income After Provision
         for Loan Losses                                   328,403       339,786

Non-Interest Income:
   Brokerage and investment banking                        125,027       112,855
   Trust department income                                  17,106        15,747
   Service charges on deposit accounts                      69,725        66,034
   Mortgage servicing and origination fees                  28,228        24,679
   Securities gains (losses)                                 9,898         1,856
   Other                                                    91,605        57,437
                                                          --------      --------
      Total Non-Interest Income                            341,589       278,608

Non-Interest Expense:
   Salaries and employee benefits                          272,619       237,362
   Net occupancy expense                                    25,712        22,548
   Furniture and equipment expense                          20,312        22,100
   Other                                                   129,531       120,350
                                                          --------      --------
      Total Non-Interest Expense
                                                           448,174       402,360
                                                          --------      --------
      Income Before Income Taxes                           221,818       216,034
Applicable income taxes                                     63,218        61,971
                                                          --------      --------
      Net Income                                          $158,600      $154,063
                                                          ========      ========

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
(Dollar Amounts in Thousands)

                                                            Three Months Ended
                                                                 March 31
                                                           ---------------------
                                                             2003         2002
                                                           --------     --------
Average shares outstanding-year-to-date                     221,604      229,958
Average shares outstanding-year-to-date, diluted            224,059      233,165
Actual shares outstanding-end of quarter                    221,898      229,684

Net income per share                                       $   0.72     $   0.67
Net income per share, diluted                              $   0.71     $   0.66
Dividends per share                                        $   0.30     $   0.29

Taxable equivalent net interest income                     $376,986     $388,104

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS
(Dollar Amounts in Thousands, Yields on Taxable Equivalent Basis)


                                         Quarter Ended         Quarter Ended       Quarter Ended       Quarter Ended
                                            9/30/01              12/31/01            3/31/02              6/30/02
                                      -------------------    ----------------- -------------------- --------------------
                                         Average   Yield/    Average     Yield/   Average    Yield/    Average    Yield/
                                         Balance    Rate     Balance     Rate     Balance     Rate     Balance     Rate
                                      -----------  ------    -------     ----- -----------    ----- -----------   ------
ASSETS
Earning assets:
  Taxable securities                   $6,956,357   6.04% $ 7,333,574    5.75% $ 7,205,061    5.49% $ 7,764,138    5.35%
  Non-taxable securities                  783,282   8.64%     759,771    7.71%     670,362    8.16%     571,618    8.08%
  Federal funds sold                      747,409   3.32%     757,139    1.92%     498,187    1.32%     568,723    1.59%
  Margin receivables                      538,694   5.29%     501,965    4.53%     541,069    3.50%     544,407    3.95%
  Loans, net of unearned income        30,839,867   7.99%  30,714,891    7.35%  30,642,779    6.93%  30,972,742    6.70%
  Int. bear. deposits in oth.             459,378   3.48%     192,941    2.93%      38,512    2.22%       8,581    3.32%
    bnks
  Loans held for sale                     578,576   7.92%     703,039    6.74%     729,369    7.13%     470,493    7.99%
  Trading account assets                  511,547   5.01%     604,931    4.40%     603,486    3.90%     691,707    3.82%
                                      -----------         -----------          -----------          -----------
    Total earning assets               41,415,110   7.47%  41,568,251    6.87%  40,928,825    6.54%  41,592,409    6.33%

Allowance for loan losses                (386,641)           (385,010)            (423,057)            (435,206)
Cash and due from banks                   901,067             926,564              963,186              939,159
Other non-earning assets                2,952,938           2,979,964            3,241,602            3,286,227
                                      -----------         -----------          -----------          -----------
                                      $44,882,474         $45,089,769          $44,710,556          $45,382,589
                                      ===========         ===========          ===========          ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

Interest-bearing liabilities:
  Savings accounts                     $1,261,356   1.09%  $1,309,170    0.62%  $1,361,590    0.53%  $1,452,647    0.61%
  Interest bearing transaction
   accounts                               578,406   1.79%     697,458    1.29%     797,264    1.24%     803,547    1.02%
  Money market accounts                12,441,249   2.84%  12,459,037    1.82%  13,125,489    1.44%  12,940,340    1.43%
  Certificates of deposit of
   $100,000 or more                     4,086,712   5.65%   3,494,586    5.11%   3,119,462    4.37%   2,985,615    4.08%
  Other interest-bearing                7,729,754   6.38%   8,306,278    5.12%   7,614,430    4.74%   7,858,342    4.31%
   accounts
  Federal funds purchased               1,986,078   3.64%   1,756,757    2.27%   1,611,494    1.79%   1,990,013    1.75%
  Commercial paper                         27,750   6.55%      27,750    6.18%      27,272    5.06%      26,751    4.90%
  Other short-term borrowings           2,362,939   4.57%   2,398,048    4.13%   2,261,062    4.05%   2,283,037    4.08%
  Long-term borrowings                  4,867,355   6.34%   4,788,755    6.30%   4,741,976    5.85%   5,020,740    5.29%
                                      -----------         -----------          -----------          -----------
    Total int-bearing liabilities      35,341,599   4.51%  35,237,839    3.66%  34,660,039    3.18%  35,361,032    2.99%
Non-interest bearing deposits           4,682,012           4,847,132            4,842,479            4,936,834
Other liabilities                         947,713             981,737            1,126,828            1,068,349
Stockholders' equity                    3,911,150           4,023,061            4,081,210            4,016,374
                                      -----------         -----------          -----------          -----------
                                      $44,882,474         $45,089,769          $44,710,556          $45,382,589
                                      ===========         ===========          ===========          ===========

Net yield on interest earning assets                3.62%                3.77%                3.85%                3.79%


Table Continued

                                           Quarter Ended       Quarter Ended       Quarter Ended
                                              9/30/02             12/31/02            03/31/03
                                      -------------------- ------------------- --------------------
                                         Average    Yield/   Average    Yield/    Average    Yield/
                                         Balance     Rate    Balance     Rate     Balance     Rate
                                      -----------   ------ -----------   ----- -----------   ------
ASSETS
Earning assets:
  Taxable securities                  $ 8,268,921    5.11% $ 8,464,119   4.76% $ 8,556,302    4.59%
  Non-taxable securities                  553,283    7.87%     549,495   7.70%     527,888    7.68%
  Federal funds sold                      621,687    1.61%     601,929   1.31%     656,625    1.25%
  Margin receivables                      527,723    3.72%     462,093   3.69%     438,349    3.58%
  Loans, net of unearned income        31,288,244    6.52%  30,576,749   6.19%  31,115,404    5.86%
  Int. bear. deposits in oth.              13,847    3.44%       9,658   3.53%       8,817    2.21%
    bnks
  Loans held for sale                     650,439    7.41%   1,971,049   6.50%   1,534,054    6.17%
  Trading account assets                  679,995    3.84%     752,056   3.78%     859,678    3.40%
                                      -----------          -----------         -----------
    Total earning assets               42,604,139    6.13%  43,387,148   5.81%  43,697,117    5.50%
Allowance for loan losses                (432,402)            (433,208)           (442,017)
Cash and due from banks                   923,634            1,005,505             994,186
Other non-earning assets                3,572,182            3,800,041           3,899,478
                                      -----------          -----------         -----------
                                      $46,667,553          $47,759,486         $48,148,764
                                      ===========          ===========         ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

Interest-bearing liabilities:
  Savings accounts                     $1,477,448   0.70%   $1,426,427   0.53% $ 1,421,953    0.32%
  Interest bearing transaction
   accounts                               924,890   0.94%    1,293,714   1.25%   1,867,494    1.17%
  Money market accounts                12,655,337   1.36%   12,353,798   1.11%  10,769,247    0.85%
  Certificates of deposit of
   $100,000 or more                     3,190,838   3.69%    3,361,224   3.36%   3,403,813    3.09%
  Other interest-bearing                8,246,344   4.07%    8,678,290   3.78%   9,758,166    3.32%
   accounts
  Federal funds purchased               2,541,163   1.75%    2,587,587   1.50%   2,800,541    1.21%
  Commercial paper                         26,728   4.88%       19,135   4.08%      17,250    3.79%
  Other short-term borrowings           2,177,578   4.09%    2,226,823   3.94%   2,102,749    3.69%
  Long-term borrowings                  5,369,578   4.74%    5,483,143   4.32%   5,385,513    4.04%
                                      -----------          -----------         -----------
    Total int-bearing liabilities      36,609,904   2.82%   37,430,141   2.58%  37,526,726    2.34%
Non-interest bearing deposits           4,906,377            5,046,352           5,068,365
Other liabilities                       1,134,182            1,162,365           1,330,477
Stockholders' equity                    4,017,090            4,120,628           4,223,196
                                      -----------          -----------         -----------
                                      $46,667,553          $47,759,486         $48,148,764
                                      ===========          ===========         ===========

Net yield on interest earning assets                3.70%                3.58%                3.50%

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY ALLOWANCE FOR LOAN LOSSES AND NON-PERFORMING ASSETS
(Dollar Amounts in Thousands)


                                   9/30/01     12/31/01      3/31/02        6/30/02        9/30/02        12/31/02         03/31/03
                                   --------     --------      --------       --------      --------        --------         --------
Balance at beginning of period     $384,324     $386,471      $419,167       $429,577      $432,624        $435,798         $437,164

Net loans charged off (recovered):
  Commercial                         17,361       36,647         7,304         20,024        21,501          19,841           12,561
  Real estate                         1,798        2,041         3,024          2,571         3,610           2,495            2,550
  Installment                         8,694       10,626         9,262          6,686         6,715           8,798            3,849
                                   --------     --------      --------       --------      --------        --------         --------
    Total                            27,853       49,314        19,590         29,281        31,826          31,134           18,960
Allowance of acquired banks               0        4,098             0          2,328             0               0                0
Provision charged to expense         30,000       77,912        30,000         30,000        35,000          32,500           31,500
                                   --------     --------      --------       --------      --------        --------         --------
Balance at end of period           $386,471     $419,167      $429,577       $432,624      $435,798        $437,164         $449,704
                                   ========     ========      ========       ========      ========        ========         ========
Non-performing Assets:
Loans on a non-accruing basis      $256,810     $269,764      $277,939        $280,37      $248,345        $226,470         $244,500
Renegotiated loans                   18,150       42,807        42,183         42,332        33,085          32,280           31,524
Foreclosed property ("Other
  real estate")                      31,198       40,872        44,008         52,092        59,103          59,606           63,585
                                   --------     --------      --------       --------      --------        --------         --------
  Total NPA excluding past due
   loans                           $306,158     $353,443      $364,130       $374,795      $340,533        $318,356         $339,609
                                   --------     --------      --------       --------      --------        --------         --------
Loans past due 90 days or more     $ 41,895     $ 46,845      $ 44,914       $ 43,224      $ 42,167        $ 38,499          $45,171
                                   --------     --------      --------       --------      --------        --------         --------
  Total NPA including past due
   loans                           $348,053     $400,288      $409,044       $418,019      $382,700        $356,855         $384,780
                                   ========     ========      ========       ========      ========        ========         ========

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS
(Dollar Amounts in Thousands, Yields on Taxable Equivalent Basis)

                                                     Three Months Ended March 31
                                          -----------------------------------------------
                                                  2003                      2002
                                          ---------------------     ---------------------
                                            Average      Yield/       Average      Yield/
                                            Balance       Rate        Balance      Rate
                                          -----------    ------     -----------    ------
ASSETS
Earning assets:
   Taxable securities                     $ 8,556,302     4.59%     $ 7,205,061     5.49%
   Non-taxable securities                     527,888     7.68%         670,362     8.16%
   Federal funds sold                         656,625     1.25%         498,187     1.32%
   Margin receivables                         438,349     3.58%         541,069     3.50%
   Loans, net of unearned income           31,115,404     5.86%      30,642,779     6.93%
   Int. bear. deposits in oth. bnks             8,817     2.21%          38,512     2.22%
   Loans held for sale                      1,534,054     6.17%         729,369     7.13%
   Trading account assets                     859,678     3.40%         603,486     3.90%
                                           ----------                ----------
   Total earning assets                    43,697,117     5.50%      40,928,825     6.54%
Allowance for loan losses                    (442,017)                 (423,057)
Cash and due from banks                       994,186                   963,186
Other non-earning assets                    3,899,478                 3,241,602
                                           ----------                ----------
                                          $48,148,764               $44,710,556
                                          ===========               ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
   Savings accounts                       $ 1,421,953     0.32%     $ 1,361,590     0.53%
   Interest bearing transaction
      accounts                              1,867,494     1.17%         797,264     1.24%
   Money market accounts                   10,769,247     0.85%      13,125,489     1.44%
   Certificates of deposit of
      $100,000 or more                      3,403,813     3.09%       3,119,462     4.37%
   Other int-bearing accounts               9,758,166     3.32%       7,614,430     4.74%
   Federal funds purchased                  2,800,541     1.21%       1,611,494     1.79%
   Commercial paper                            17,250     3.79%          27,272     5.06%
   Other short-term borrowings              2,102,749     3.69%       2,261,062     4.05%
   Long-term borrowings                     5,385,513     4.04%       4,741,976     5.85%
                                           ----------                ----------
      Total int-bearing liabilities        37,526,726     2.34%      34,660,039     3.18%
Non-interest bearing deposits               5,068,365                 4,842,479
Other liabilities                           1,330,477                 1,126,828
Stockholders' equity                        4,223,196                 4,081,210
                                          -----------               -----------
                                          $48,148,764               $44,710,556
                                          ===========               ===========
Net yield on int. earning assets                          3.50%                     3.85%

                                               Three Months Ended March 31
                                          -------------------------------------
                                              2003                      2002
                                          -----------               -----------
Allowance For Loan Losses:
Balance at beginning of year              $   437,164               $   419,167
Net loans charged off:
   Commercial                                  12,561                     7,304
   Real estate                                  2,550                     3,024
   Installment                                  3,849                     9,262
                                          -----------               -----------
   Total                                       18,960                    19,590
Allowance of acquired banks                         0                         0
Provision charged to expense                   31,500                    30,000
                                          -----------               -----------
Balance at end of period                  $   449,704               $   429,577
                                          ===========               ===========

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED RATIOS

                                      12/31/00  3/31/01  6/30/01   9/30/01  12/31/01  3/31/02  6/30/02  9/30/02  12/31/02  03/31/03
                                      --------  -------  -------  --------  --------  -------  -------  -------  --------  --------
Return on average assets*                1.17%    1.15%    1.16%     1.20%     1.22%    1.40%    1.35%    1.33%     1.30%     1.34%
Return on average equity*               14.97%   14.82%   13.84%    13.71%    13.63%   15.31%   15.29%   15.45%    15.04%    15.23%
Stockholders' equity per share         $15.73   $16.64   $16.81    $17.36    $17.54   $17.79   $17.81   $18.44    $18.88    $19.25
Stockholders' equity to total assets     7.92%    8.24%    8.48%     8.64%     8.89%    9.24%    8.53%    8.62%     8.72%     8.81%
Allowance for loan losses as a
   percentage of loans, net of
   unearned income                       1.20%    1.23%    1.24%     1.25%     1.36%    1.40%    1.39%    1.43%     1.41%     1.42%
Loans, net of unearned income, to
   total deposits                       97.98%   99.81%   99.37%   101.10%    97.90%  102.24%  100.62%   95.02%    94.11%    97.50%
Net charge-offs as a percentage of
   average loans**                       0.44%    0.30%    0.34%     0.36%     0.64%    0.26%    0.38%    0.40%     0.40%     0.25%
Total non-performing assets
   (excluding loans 90 days past due)
   as a percentage of loans and
   other real estate                     0.76%    0.86%    0.98%     0.99%     1.14%    1.18%    1.20%    1.11%     1.03%     1.07%

Total non-performing assets
   (including loans 90 days past due)
   as a percentage of loans and
   other real estate                     0.87%    0.99%    1.11%     1.12%     1.29%    1.33%    1.34%    1.25%     1.15%     1.22%

----------
* Annualized based on operating income.
**Annualized